Exhibit 10.1

EXTENSION AMENDMENT TO STATION AFFILIATION AGREEMENT, AMENDED AND RESTATED MARKETING AND SALES AGREEMENT AND NEGOTIATION RIGHTS AGREEMENT

This Extension Amendment (this “Amendment”) is made and effective as of September 30, 2026 (the “Amendment Effective Date”), and is by and among (i) Entravision Communications Corporation, a Delaware corporation, on behalf of itself and its wholly-owned subsidiaries (“Entravision”); (ii) The Univision Network Limited Partnership, a Delaware limited partnership, and UniMás Network, a Delaware corporation (together, the “Network Parties”); (iii) Univision Local Media Inc., a Delaware corporation (“ULM”); and (iv) UniMás Television Group, Inc., UniMás Boston LLC and Spanish Television of Denver, Inc. (collectively, the “Licensees” and, together with the Network Parties and ULM, the “Univision Parties”). Entravision and each of the Univision Parties may be referred to in this Amendment as a “Party” and together as the “Parties.”

The Parties are parties to the following agreements (each, an “Agreement” and together, the “Agreements”): (i) the Station Affiliation Agreement effective October 2, 2017 between Entravision and the Network Parties (the “Affiliation Agreement”); (ii) the Amended and Restated Marketing and Sales Agreement effective October 2, 2017 among Entravision, ULM and the Licensees (the “Marketing and Sales Agreement”); and (iii) the Negotiation Rights Agreement dated October 2, 2017 between Entravision and ULM, as amended effective January 1, 2024 (the “Negotiation Rights Agreement”). The Affiliation Agreement and the Marketing and Sales Agreement are together referred to as the “Station Affiliation Agreements”. Each Agreement is scheduled to expire on December 31, 2026, it being understood that the Negotiation Rights Agreement is coterminous with the Affiliation Agreement. The Parties wish to extend the Agreements, and agree as follows:

1.
Extension of Term of the Station Affiliation Agreements.
a.
Initial Extension Period. The Term of each Station Affiliation Agreement is extended through 5:00 p.m. Eastern Time on March 31, 2027 (the “Initial Extension Period”).
b.
Automatic Renewal. Thereafter, the Term of each Station Affiliation Agreement will automatically renew for successive three (3) month periods (the Initial Extension Period and each such renewal period, an “Extension Period”), unless either Entravision, on the one hand, or the Univision Parties, on the other hand, gives the other written notice of non-renewal at least thirty (30) days before the end of the then-current Extension Period, in which case the Term of each Station Affiliation Agreement will expire at 5:00 p.m. Eastern Time on the last day of that Extension Period. A notice of non-renewal applies to both Station Affiliation Agreements, and a notice given by any Univision Party is given on behalf of all of them.
c.
Conforming Amendments. Section 13(a)(ii) of the Affiliation Agreement and Section 1(b) of the Marketing and Sales Agreement are amended accordingly, and the “Term” of each Station Affiliation Agreement includes each Extension Period.

2.
Negotiation Rights Agreement. With respect to the Negotiation Rights Agreement:
a.
The Term of the Negotiation Rights Agreement will continue as provided in Section 7(a) thereof.
b.
The Subscriber Fees provided in Section 6(b)(i) and (ii) and the Annual Entravision RTC Advertising Threshold provided in Section 6(f)(i) that are in effect for calendar year 2026 will continue to apply for each calendar year after 2026 during the Term.
3.
Notices. Notwithstanding the notice provisions of each Agreement, notices of non-renewal pursuant to Section 1(b) above may be given by electronic mail, to Entravision at [name]@entravision.com and to the Univision Parties at [name]@televisaunivision.com, with copies to [name]@televisaunivision.com and [name]@televisaunivision.com (in the case of notices to the Univision Parties), or to such other address as a Party designates by notice. Such notice is deemed given within one (1) business day of when sent, unless the sender receives a non-delivery message.
4.
General. Capitalized terms used but not defined in this Amendment have the meanings given to them in the applicable Agreement. Except as set forth in this Amendment, each Agreement remains unchanged and in full force and effect. This Amendment is governed by the laws of the State of New York, without giving effect to its conflict of law principles, and is subject to the venue provisions of the Agreements. This Amendment may be executed in counterparts and by electronic signature, each of which will be deemed an original.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

ENTRAVISION COMMUNICATIONS CORPORATION By: /s/ Michael Christenson Name: Michael Christenson Title: Chief Executive Officer	THE UNIVISION NETWORK LIMITED PARTNERSHIP By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution

UNIMÁS NETWORK By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution	UNIVISION LOCAL MEDIA INC. By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution

UNIMÁS TELEVISION GROUP, INC. By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution	UNIMÁS BOSTON LLC By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution

SPANISH TELEVISION OF DENVER, INC. By: /s/ Michael Angus Name: Michael Angus Title: EVP, Global Distribution

Acknowledged and agreed to, solely as a UCI Releasor with respect to Section 14(v) of the Affiliation Agreement:

UNIVISION COMMUNICATIONS INC.

By: /s/ Michael Angus

Name: Michael Angus

Title: EVP, Global Distribution